EXHIBIT 4.1


Certificate of Designation of Series A
Convertible Preferred Stock of
nStor Technologies, Inc.


It is certified that:

     A. The name of the company is nStor Technologies, Inc., a Delaware corporation (hereinafter the "Company").

     B. The certificate of the incorporation of the Company, as amended, authorizes the issuance of one million (1,000,000) shares of shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     C. The Board of Directors of the Company, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series A Convertible Preferred
Stock:

     RESOLVED, that a portion of the one million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated as a separate series possessing the rights and preferences set forth below:

     1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Four Thousand (4,000). The Company may issue fractional shares of Series A Preferred Stock. Each whole share of Series A Preferred Stock shall have a stated value of Six Hundred Dollars ($600) (the "Stated Value").

     2. Dividends. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive dividends at an annual rate of eight percent (8%) of the Stated Value as permitted by law. Such dividends shall be payable quarterly beginning September 1, 1998 and with dividends accrued from July 7, 1998. Such dividends shall be cumulative, whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. If there shall not have been a sum sufficient for the payment therefor set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid or declared and set apart with respect to any other class of the Company's capital stock, now or hereafter outstanding. All accrued dividends shall be immediately due and payable on the outstanding shares of Series A Preferred Stock on the date such shares of Series A Preferred Stock are converted into shares of common stock, par value $.05 per share, ("Common Stock") in accordance with Section 5 hereof,
which date shall be the "Conversion Date"   Dividends may be paid
in cash or additional shares of Common Stock of the Company, as may be determined, from time to time, in the sole discretion of the Board of Directors.


     3.   Liquidation, Dissolution or Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock issued after the date hereof, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, such amount per share of Series A Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 (collectively, the "Liquidation Amount").

          (b) If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (c) After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.


     4. Voting Power. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.
Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters. The holders of the Common Stock shall not take any action by written consent without the prior written consent of the holders of a majority of the Series A Preferred Stock.


     5.   Conversion Rights for the Series A Preferred Stock.
The holders of Series A Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

          (a) Right to Convert. Each holder of Series A Preferred Stock shall be entitled (at the times and in the amounts set forth below) to convert, in whole or in part, in multiples of one hundred (100) shares, shares of Series A Preferred Stock, at the option of the holder.

          (b)  Conversion Rate.  From July 7, 1999, each share of
Series A Preferred Stock may be converted into One Thousand
(1,000) fully-paid and non-assessable shares of Common Stock.

          (c) Automatic Conversion. Each share of Series A Preferred Stock that shall not have been converted before 5:00 p.m. New York time on July 7, 2000 shall automatically convert into Common Stock on such date as set forth in Section 5(b).

          (d)  Stock Reclassifications; Stock Splits,
Combinations and Dividends. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had its shares of Series A Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

          (e) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 5(d) above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as converted basis) is sold or assigned (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (f)  Issuance of Certain Common Stock Below Conversion
Price.

               (i) In case the Company, after the date hereof, shall issue or sell shares of Common Stock at a price of less than $0.60 per share of Common Stock (other than upon exercise of options to purchase common stock issued to employees of the Company pursuant to an employee stock option or similar plan or upon exercise or conversion of securities that are convertible or exchangeable into Common Stock and that are outstanding as of July 7, 1998), then in each case the number of shares of Common Stock issuable upon the conversion of all Series A Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all of the Series A Preferred Stock then outstanding by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of additional shares of Common Stock offered for sale and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Company in connection with such sale or issuance would purchase at $0.60 per share.

               (ii) In case the Company shall issue or sell shares of Common Stock in exchange for property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of this Section 5(f), the Board of Directors of the Company shall determine, in good faith, the fair value of such property.


               (iii) Any increase of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then outstanding made pursuant to this Section 5(f) shall be allocated among such shares of Series A Preferred Stock on a pro rata basis.

          (g)  Exercise of Conversion Rights.

               (i)  Holders of Series A Preferred Stock may
exercise their right to convert the Series A Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series A Preferred Stock by express courier. Each business day on which a Notice of Conversion is telecopied to and received by the Company along with a copy of the originally executed Series A Preferred Stock certificates in accordance with the provisions hereof shall be deemed a "Conversion Date." For purposes hereof, the term "business day" refers the hours between 9:00 a.m. and 5:00 p.m. on any day on which banks are open for business in Palm Beach County, Florida. Provided that the Company has received the original Notice of Conversion and Series A Preferred Stock certificate being so converted, the Company will transmit, or instruct its transfer agent to transmit, the certificates representing shares of Common Stock issuable upon conversion of any share of Series A Preferred Stock (together with the certificates representing the Series A Preferred Stock not so converted) to the holder thereof via express courier, by electronic transfer or otherwise, three business days after the receipt by the Company of the original Series A Preferred Stock Certificate representing the shares being converted. In addition to any other remedies which may be available to the holders of shares of Series A Preferred Stock, in the event that the Company fails to deliver, or has failed to contact its transfer agent to deliver, such shares of Common Stock within such three (3) business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series A Preferred Stock certificates representing the portion of the Series A Preferred Stock converted shall be delivered to the following address:

               nSTOR TECHNOLOGIES, INC.
               100 Century Blvd.
               West Palm Beach, FL  33417
               Fax:      (561) 640-3160


          (h) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series A Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series A Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series A Preferred Stock if the holder contemporaneously requests the Company to convert such Series A Preferred Stock into Common Stock.

          (i) Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock upon the conversion of shares of Series A Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) as of the close of business on the Conversion Date. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

          (j) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or to the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A
Preferred Stock which were not converted.

          (k) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series A Preferred Stock, the Company shall use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. No Reissuance of Series A Preferred Stock. Any share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be cancelled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be reissuable by the Company as Series A Preferred Stock.


     7.   Restrictions and Limitations.

          (a) Corporate Securities Action. Except as expressly provided herein or as required by law, so long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity for which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares, or more than 50% of the combined voting power of the outstanding voting shares, of such corporation or trust), without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, to take any action, or fail to take any action, which would adversely affect the rights of the holders of Series A Preferred Stock.

          (b) Amendments to Charter. Without limiting the generality of the preceding paragraph, the Company shall not amend its articles of incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series A Preferred Stock;

               (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company, or change the dividend rights of the holders of Series A Preferred Stock;

               (iii)     cancel or modify the conversion rights
of the holders of Series A Preferred Stock provided for in
Section 5 herein;

                (iv)     cancel or modify the rights of the
holders of the Series A Preferred Stock provided for in this
Section 7.


     8. No Dilution or Impairment. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully-paid and non-assessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series A Preferred Stock set forth herein.

     9.   Notices of Record Date.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company. Then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.


Signed on September  30 , 1998.

    /s/ Mark Levy
_________________________________________
     Mark Levy, Vice President




EXHIBIT 4.2



Certificate of Designation of Series B
Convertible Preferred Stock
of
nStor Technologies, Inc.


It is certified that:

     A. The name of the company is nStor Technologies, Inc., a Delaware corporation (hereinafter the "Company").

     B. The certificate of the incorporation of the Company, as amended, authorizes the issuance of one million (1,000,000) shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     C. The Board of Directors of the Company, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series B Convertible Preferred
Stock:

     RESOLVED, that a portion of the one million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated as a separate series possessing the rights and preferences set forth below:

     1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be Three Thousand Five Hundred (3,500). The Series B Preferred Stock shall be issued in exchange for the shares of the Company's Series A Preferred Stock outstanding on June 1, 1998, on a one-for-one basis. As used herein, the term "Purchase Price" shall mean One Thousand Dollars ($1,000) per share.

     2. Dividends. The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate of eight percent (8%) of the Purchase Price. Such dividends shall be deemed to accrue on the Series B Preferred Stock and be cumulative, whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. If there shall not have been a sum sufficient for the payment therefor set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid or declared and set apart with respect to any other class of the Company's capital stock, now or hereafter outstanding. All accrued dividends shall be immediately due and payable on the outstanding shares of Series B Preferred Stock on the date such shares of Series B Preferred Stock are converted into shares of common stock par value $.05 per share ("Common Stock") in accordance with Section 5 hereof, which date shall be the "Conversion Date". Dividends may be paid in cash or additional shares of Common Stock of the Company, as may be determined, from time to time, in the sole discretion of the Board of Directors. The Company shall not be required to pay any dividend on any outstanding shares of the Series B Preferred Stock prior to the Conversion Date for such shares.

     3.   Liquidation, Dissolution or Winding Up

          (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock, holders of each share of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, such amount per share of Series B Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 (collectively, the "Liquidation Amount").

          (b) If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (c) After the payment of the Liquidation Amount shall have been made in full to the holders of the Series B Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series B Preferred Stock so as to be available for such payments, the holders of the Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

     4. Voting Power. Except as otherwise expressly provided in Section 8 hereof, or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.
Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters. The holders of the Common Stock shall not take any action by written consent without the prior written consent of the holders of a majority of the Series B Preferred Stock.

     5.   Conversion Rights for the Series B Preferred Stock.
The holders of Series B Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

          (a) Right to Convert. Each holder of Series B Preferred Stock shall be entitled (at the times and in the amounts set forth below) to convert, in whole or in part, in multiples of one hundred (100) shares, shares of Series B Preferred Stock, at the option of the holder, as follows:

               (i) Provided a registration statement (the "Registration Statement") covering the shares of Commmon Stock issuable upon the conversion of such shares of Series B Preferred Stock has been declared effective by the Securities and Exchange
Commission:


          (A)       up to one-third (1/3) of the shares of Series
B Preferred Stock initially issued to such holder at any time after the effective date of the Registration Statement (the
"Registration Date") and any time thereafter;

          (B) up to an additional one-third (1/3) of the shares of Series B Preferred Stock initially issued to such holder at any time beginning sixty (60) days following the Registration Date, and at any time thereafter; and

          (C) up to an additional one-third (1/3) of the shares of Series B Preferred Stock initially issued to such holder at any time beginning ninety (90) days following the Registration Date, and any time thereafter.

               (ii) In the event no Registration Statement has been declared effective on or before July 14, 1998, one hundred percent (100%) of the shares of Series B Preferred Stock initially issued to such holder on July 14, 1998.


          (b)  Conversion Rate.  Each share of Series B Preferred
Stock may be converted into the number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula ("Conversion Rate"):

     Subject to the provisions of Section 6, the number of shares issuable upon conversion of one (1) share of Series B Preferred
Stock shall equal:

Purchase Price
Conversion Price

where,

          (i)  the Purchase Price is defined in Section 1 hereof;

          (ii) the Conversion Price shall equal the lesser of (x)
 .77 times the average Closing Bid Price as that term is defined below, of the Common Stock for the three (3) trading days immediately preceding the Conversion Date, as defined below, or
(y) $1.44;

          (iii) for purposes hereof the term "Closing Bid Price" shall mean the Closing Bid Price for the Common Stock on the American Stock Exchange, or if the Common Stock is no longer traded on the American Stock Exchange, the Closing Bid Price on the principle national securities exchange on which the Common Stock is traded, or the Nasdaq National Market System, and, if not available, the mean of the high and low prices on such principle national securities exchange or the Nasdaq National Market System.

          (iv) In the event the Common Stock is involuntarily delisted from the American Stock Exchange and continues to be so delisted on the Conversion Date, or the Company receives a delisting letter and cannot certify to the satisfaction of the holders of the Series B Preferred Stock that the Company is in fact in compliance with the listing requirements of the American Stock Exchange, the Conversion Price shall be equal to .72 times the average Closing Bid Price for the last three (3) trading days prior to the termination of trading, or $1.44, whichever is less.

          (v) Notwithstanding anything herein to the contrary, no holder of Series B Preferred Stock who is an offficer, director or key employee (an "Affiliate") of the Company may, prior to the approval by the holders of a majority of the outstanding Common Stock of the sale of Series B Preferred Stock to such Affiliate, convert any shares of Series B Preferred Stock if such conversion would result in the issuance to all Affiliates in the aggregate of more than 5% of shares of the outstanding Common Stock in any one year, or the issuance to all Affiliates in the aggregate of more than 10% of shares of the outstanding Common Stock in any five-year period.

     (c) Automatic Conversion. Each share of Series B Preferred Stock outstanding two (2) years from the Registration Date shall automatically convert into Common Stock on such date at the applicable Conversion Rate above and such date shall be deemed the Conversion Date with respect to such shares.

     (d) Stock Reclassifications; Stock Splits, Combinations and Dividends. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had its shares of Series B Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

     (e) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 5(d) above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as converted basis) is sold or assigned (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series B Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     (f)  Exercise of Conversion Rights.

          (i) Exercise of Conversion Rights When the Conversion Price is Greater than the Triggering Price. When the Conversion Price is greater than the Triggering Price, as defined below, holders of Series B Preferred Stock may exercise their right to convert the Series B Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series B Preferred Stock by express courier. (For purposes hereof, the "Triggering Price" shall be $0.77, subject to adjustment as provided below.) Each business date on which a Notice of Conversion is telecopied to and received by the Company along with a copy of the originally executed Series B Preferred Stock certificates in accordance with the provisions hereof shall be deemed a "Conversion Date." Provided that the Company has received the original Notice of Conversion and Series B Preferred Stock certificate being so converted, the Company will transmit, or instruct its transfer agent to transmit, the certificates representing shares of Common Stock issuable upon conversion of any share of Series B Preferred Stock (together with the certificates representing the Series B Preferred Stock not so converted) to the holder thereof via express courier, by electronic transfer or otherwise three business days after the receipt by the Company of the original Series B Preferred Stock Certificate representing the shares being converted. In addition to any other remedies which may be available to the holders of shares of Series B Preferred Stock, in the event that the Company fails to deliver, or has failed to contact its transfer agent to deliver, such shares of Common Stock within such three (3) business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series B Preferred Stock certificates representing the portion of the Series B Preferred Stock converted shall be delivered as follows:

     To the Company:

          nSTOR TECHNOLOGIES, INC.
          100 Century Blvd.
          West Palm Beach, FL  33417
          Fax:  (561) 640-3160

     In the event that shares representing the Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") are not delivered by the Company, within three (3) business days of receipt by the Company of a valid Notice of Conversion and the Series B Preferred Stock certificates to be converted, the Company shall pay to the holders thereof, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series B referred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the fourth business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in shares of Common Stock and not in cash.

          (ii) Exercise of Conversion Rights When the Conversion Price is Less than or Equal to the Triggering Price. When the Conversion Price is less than or equal to the Triggering Price, holders of Series B Preferred Stock may exercise their right to convert the Series B Preferred Stock by telecopying an executed and completed Notice of Intent to Convert to the Company. Upon receipt of such Notice of Intent to Convert, the Company shall have one (1) business day to exercise the Right of Redemption as set forth in Section 6 hereof. In the event that the Company does not exercise its Right of Redemption as set forth in Section 6 within such one (1) business day period, the Notice of Intent to Convert shall be deemed to be a Notice of Conversion delivered to the Company on the date on which the aforesaid one (1) business day period has expired; provided, however, that such Notice of Conversion may be withdrawn by the holders within one
(1) additional business day thereafter. If the Notice of Conversion is not so withdrawn, the Series B Preferred Stock shall be converted in the manner set forth in Section 5(f)(i) above.

     (g) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series B Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series B Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series B Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series B Preferred Stock if the holder contemporaneously requests the Company to convert such Series B Preferred Stock into Common Stock.

     (h) Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock upon the conversion of shares of Series B Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) as of the close of business on the Conversion Date. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

     (i) Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or to the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.


     (j) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series B Preferred Stock, the Company shall use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


     6.   Redemption at Option of the Company.

          (a) Triggering Price and Redemption Price. Upon receipt of a Notice of Intent to Convert, the Company may, at its option, redeem all or a portion of the shares of Series B Preferred Stock subject to such Notice of Intent to Convert at a price per share equal to the greater of (i) 130% of the Purchase Price (the "Redemption Price") or (ii) the closing bid price for the Company's common stock on the date of the Company's receipt of the Notice of Intent to Convert multiplied by the number of shares of Common Stock that would be issuable upon conversion of the shares of Series B Preferred subject to the Notice of Intent to Convert. The Company's right to redeem pursuant to this provision is subject to the payment of all accrued and accumulated but unpaid dividends, whether or not declared, without interest, to the Redemption Date (as defined below) on the shares to be redeemed; and dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

          (b) Notice of Redemption. Notice of any redemption pursuant to this Section 6 shall be given by the Company by facsimile, not more than one (1) business day after the receipt by the Company of a Notice of Intent to Convert (the "Redemption Date"), to each holder of record of the shares to be redeemed (the "Redeemed Shareholder"), at such Redeemed Shareholder's address as shown on the stock register of the Company. Each such notice shall state: (a) the Redemption Date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if less than all shares subject to such Notice of Intent to Convert are to be redeemed, the number of such shares to be redeemed from the Redeemed Shareholder; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (e) the then effective Conversion Price (f) that the right of holders of Series B Preferred Stock called for redemption to exercise their conversion rights pursuant to Section 5 hereof shall cease and terminate as to such shares at the close of business on the Redemption Date (provided that there is no default in payment of the Redemption Price); (g) that payment of the Re-demption Price will be made upon presentation and surrender of certificates representing the shares of Series B Preferred Stock called for redemption; (h) that, in accordance with the second sentence of the first paragraph of this Section 6, accumulated but unpaid dividends to the Redemption Date on the shares to be redeemed will be paid on the Redemption Date; and (i) that divi-dends on the shares to be redeemed will cease to accrue on the Redemption Date. If a notice is delivered to a Redeemed Shareholder in the manner provided above within the time prescribed, it is duly given with respect to such Redeemed Shareholder. Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Company in providing money for the payment of the Redemption Price) dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company by virtue of the ownership of such shares (except the right to receive from the Company the Redemption Price without interest) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the Company shall redeem much shares at the Redemption Price in cash within four (4) business days of such surrender.

     (c) Partial Redemption. If less than all the shares represented by a surrendered certificate or certificates are to be redeemed, the Company shall issue a new certificate representing the unredeemed shares.

     (d)  Adjustment to Triggering Price.

          (i) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Triggering Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced to a price determined by multiplying the Triggering Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective at the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so paid or made, the Triggering Price shall be readjusted to be the Triggering Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such dividend or other distribution had not been fixed.

          (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Triggering Price in effect at the close of business on the date upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Triggering Price in effect at the close of business on the date upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective at the opening of business on the day following the date upon which such subdivision or combination becomes effective.

          (iii)     Notwithstanding any other provision of this
Section 6, no adjustment in the Triggering Price shall be required unless such adjustment would require an increase or decrease of at least 1% in Triggering Price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. Once the cumulative effect of any such adjustments that are carried forward would result in an increase or decrease of at least 1% in the Triggering Price, then the Triggering Price shall be changed to reflect all adjustments called for by this
Section 6 and not previously made.

          (iv) Notwithstanding any other provision of this
Section 6, no adjustment to the Triggering Price shall reduce the Triggering Price below the then par value per share of the Common
Stock, and any such purported adjustment shall instead reduce or Triggering Price to such par value.

     (e) Notice of Adjustment of Triggering Price. Whenever the Triggering Price is adjusted as provided herein, the Company shall compute the adjusted Triggering Price in accordance with this Section 6 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Triggering Price and showing in reasonable detail the facts upon which such adjustment is based, and the corporation shall mail a copy of such certificate as soon as practicable to the holders of record of the shares of Series B Preferred Stock.

     (f) Default. In the event that the Company does not deliver the Redemption Price to the Redeemed Shareholder pursuant to Section 6 within the time period set forth in Section 6(b) hereof (a "Default"), the Redeemed Shareholder shall be entitled to:

          (i) cancel the Notice of Conversion by delivering a notice of cancellation to the Company in the manner set forth in
Section 5(f)(i) hereof, in which case no shares of Series B Preferred Stock which were the subject of the Notice of Conversion shall be converted until the receipt by the Company of a subsequent Notice of Conversion with respect thereto; or

          (ii) convert the shares of Series B Preferred Stock at a price equal to the lesser of (x) the Conversion Price or (y) the average Closing Bid Price as that term is defined above, of the Common Stock for the three (3) trading days immediately preceding the date of Default.

     7. No Reissuance of Series B Preferred Stock. Any share or shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be cancelled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be reissuable by the Company as Series B Perferred Stock.

     8.   Restrictions and Limitations.

          (a) Corporate Securities Action. Except as expressly provided herein or as required by law, so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity for which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares, or more than 50% of the combined voting power of the outstanding voting shares, of such corporation or trust), without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, to take any action, or fail to take any action, which would adversely affect the rights of the holders of Series B Preferred Stock.

          (b) Amendments to Charter. Without limiting the generality of the preceding paragraph, the Company shall not amend its articles of incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock if such amendment would:

          (i) change the relative seniority rights of the holders of Series B Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series B Preferred Stock;

          (ii) reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series B Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company, or change the dividend rights of the holders of Series B Preferred Stock;

          (iii) cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 5 herein;

          (iv) cancel or modify the rights of the holders of the Series B Preferred Stock provided for in this Section 8.

     9. No Dilution or Impairment. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully-paid and non-assessable shares of stock on the conversion of all Series B Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series B Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company. Then and in each such event the Company shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) sh all be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.


Signed on September 30, 1998.


    /s/ Mark Levy
__________________________________
     Mark Levy, President




EXHIBIT 4.3


Certificate of Designation of Series C
Convertible Preferred Stock
of
nStor Technologies, Inc.


It is certified that:

     A. The name of the company is nStor Technologies, Inc., a Delaware corporation (hereinafter the "Company").

     B. The certificate of the incorporation of the Company, as amended, authorizes the issuance of one million (1,000,000) shares of shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     C. The Board of Directors of the Company, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series C Convertible
Preferred Stock:

     RESOLVED, that a portion of the one million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated as a separate series possessing the rights and preferences set forth below:

     1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Series C Preferred Stock (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be Four Thousand (4,000). The Company may issue fractional shares of Series C Preferred Stock. Each whole share of Series C Preferred Stock shall have a stated value of One Thousand Dollars ($1000) (the "Stated Value").

     2. Dividends. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive dividends at an annual rate of eight percent (8%) of the Stated Value as permitted by law. Such dividends shall be payable quarterly. Such dividends shall be cumulative, whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. If there shall not have been a sum sufficient for the payment therefor set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid or declared and set apart with respect to any other class of the Company's capital stock, now or hereafter outstanding. All accrued dividends shall be immediately due and payable on the outstanding shares of Series C Preferred Stock on the date such shares of Series C Preferred Stock are converted into shares of common stock, par value
$.05 per share, ("Common Stock") in accordance with Section 5 hereof, which date shall be the "Conversion Date". Dividends may be paid in cash or additional shares of Common Stock of the Company, as may be determined, from time to time, in the sole discretion of the Board of Directors.

     3.   Liquidation, Dissolution or Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock issued after the date hereof, holders of each share of Series C Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, such amount per share of Series C Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 (collectively, the "Liquidation Amount").

          (b) If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (c) After the payment of the Liquidation Amount shall have been made in full to the holders of the Series C Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series C Preferred Stock so as to be available for such payments, the holders of the Series C Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

     4. Voting Power. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.
Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Preferred Stock and Common Stock shall vote together as a single class on all matters. The holders of the Common Stock shall not take any action by written consent without the prior written consent of the holders of a majority of the Series C Preferred Stock.

     5.   Conversion Rights for the Series C Preferred Stock.
The holders of Series C Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

          (a) Right to Convert. Each holder of Series C Preferred Stock shall be entitled (at the times and in the amounts set forth below) to convert, in whole or in part, in multiples of one hundred (100) shares, shares of Series C Preferred Stock, at the option of the holder.

          (b)  Conversion Rate.  From July 7, 1999, each share of
Series C Preferred Stock may be converted into One Thousand
(1,000) fully-paid and non-assessable shares of Common Stock.

          (c)  Automatic Conversion.  Each share of Series C
Preferred Stock that shall not have been converted before 5:00 p.m. New York time on July 7, 2000 shall automatically convert into Common Stock on such date as set forth in Section
5(b).

          (d)  Stock Reclassifications; Stock Splits,
Combinations and Dividends. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had its shares of Series C Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

          (e) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 5(d) above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as converted basis) is sold or assigned (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series C Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (f)  Issuance of Certain Common Stock Below Conversion
Price.

               (i) In case the Company, after the date hereof, shall issue or sell shares of Common Stock at a price of less than $1.00 per share of Common Stock (other than upon exercise of options to purchase common stock issued to employees of the Company pursuant to an employee stock option or similar plan or upon exercise or conversion of securities that are convertible or exchangeable into Common Stock and that are outstanding as of October 1, 1998), then in each case the number of shares of Common Stock issuable upon the conversion of all Series C Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all of the Series C Preferred Stock then outstanding by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of additional shares of Common Stock offered for sale and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Company in connection with such sale or issuance would purchase at $1.00 per share.

               (ii) In case the Company shall issue or sell shares of Common Stock in exchange for property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of this Section 5(f), the Board of Directors of the Company shall determine, in good faith, the fair value of such property.

               (iii) Any increase of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock then outstanding made pursuant to this Section 5(f) shall be allocated among such shares of Series C Preferred Stock on a pro rata basis.

          (g)  Exercise of Conversion Rights.

               (i)  Holders of Series C Preferred Stock may
exercise their right to convert the Series C Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series C Preferred Stock by express courier. Each business day on which a Notice of Conversion is telecopied to and received by the Company along with a copy of the originally executed Series C Preferred Stock certificates in accordance with the provisions hereof shall be deemed a "Conversion Date." For purposes hereof, the term "business day" refers the hours between 9:00 a.m. and 5:00 p.m. on any day on which banks are open for business in Palm
Beach County, Florida. Provided that the Company has received the original Notice of Conversion and Series C Preferred Stock certificate being so converted, the Company will transmit, or instruct its transfer agent to transmit, the certificates representing shares of Common Stock issuable upon conversion of any share of Series C Preferred Stock (together with the certificates representing the Series C Preferred Stock not so converted) to the holder thereof via express courier, by electronic transfer or otherwise, three business days after the receipt by the Company of the original Series C Preferred Stock Certificate representing the shares being converted. In addition to any other remedies which may be available to the holders of shares of Series C Preferred Stock, in the event that the Company fails to deliver, or has failed to contact its transfer agent to deliver, such shares of Common Stock within such three (3) business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior
to delivery of such Notice of Conversion.    The Notice of
Conversion and Series C Preferred Stock certificates representing the portion of the Series C Preferred Stock converted shall be delivered to the following address:

               nSTOR TECHNOLOGIES, INC.
               100 Century Blvd.
               West Palm Beach, FL  33417
               Fax:      (561) 640-3160

          (h) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series C Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series C Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series C Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series C Preferred Stock if the holder contemporaneously requests the Company to convert such Series C Preferred Stock into Common Stock.

          (i) Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock upon the conversion of shares of Series C Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) as of the close of business on the Conversion Date. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

          (j) Partial Conversion. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or to the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C
Preferred Stock which were not converted.

          (k) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series C Preferred Stock, the Company shall use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. No Reissuance of Series C Preferred Stock. Any share or shares of Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be cancelled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be reissuable by the Company as Series C Preferred Stock.

     7.   Restrictions and Limitations.

          (a) Corporate Securities Action. Except as expressly provided herein or as required by law, so long as any shares of Series C Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity for which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares, or more than 50% of the combined voting power of the outstanding voting shares, of such corporation or trust), without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, to take any action, or fail to take any action, which would adversely affect the rights of the holders of Series C Preferred Stock.

          (b) Amendments to Charter. Without limiting the generality of the preceding paragraph, the Company shall not amend its articles of incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Series C Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series C Preferred Stock;

               (ii) reduce the amount payable to the holders of Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series C Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company, or change the dividend rights of the holders of Series C Preferred Stock;

               (iii)     cancel or modify the conversion rights
of the holders of Series C Preferred Stock provided for in
Section 5 herein;

                (iv)     cancel or modify the rights of the
holders of the Series C Preferred Stock provided for in this
Section 7.

     8. No Dilution or Impairment. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series C Preferred Stock set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the conversion of the Series C Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully-paid and non-assessable shares of stock on the conversion of all Series C Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series C Preferred Stock set forth herein.

     9.   Notices of Record Date.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company. Then and in each such event the Company shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

Signed on September 30, 1998.

   /s/ Mark Levy
___________________________________
   Mark Levy, Vice President




EXHIBIT 4.4


             Certificate of Designation of Series D
                  Convertible Preferred Stock
                               of
                    nStor Technologies, Inc.


It is certified that:

     A. The name of the company is nStor Technologies, Inc., a Delaware corporation (hereinafter the "Company").


     B. The certificate of the incorporation of the Company, as amended, authorizes the issuance of one million (1,000,000) shares of shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     C. The Board of Directors of the Company, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series D Convertible
Preferred Stock:

     RESOLVED, that a portion of the one million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated as a separate series possessing the rights and preferences set forth below:

     1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Series D Preferred Stock (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be Six Thousand (6,000). The Company may issue fractional shares of Series D Preferred Stock. Each whole share of Series D Preferred Stock shall have a stated value of One Thousand Dollars ($1000) (the "Stated Value").

     2. Dividends. The holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive dividends at an annual rate of eight percent (8%) of the Stated Value as permitted by law. Such dividends shall be payable quarterly. Such dividends shall be cumulative, whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. If there shall not have been a sum sufficient for the payment therefor set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid or declared and set apart with respect to any other class of the Company's capital stock, now or hereafter outstanding. All accrued dividends shall be immediately due and payable on the outstanding shares of Series D Preferred Stock on the date such shares of Series D Preferred Stock are converted into shares of common stock, par value
$.05 per share, ("Common Stock") in accordance with Section 5 hereof, which date shall be the "Conversion Date". Dividends may be paid in cash or additional shares of Common Stock of the Company, as may be determined, from time to time, in the sole discretion of the Board of Directors.

     3.   Liquidation, Dissolution or Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock issued after the date hereof, holders of each share of Series D Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, such amount per share of Series D Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 (collectively, the "Liquidation Amount").

          (b) If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (c) After the payment of the Liquidation Amount shall have been made in full to the holders of the Series D Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series D Preferred Stock so as to be available for such payments, the holders of the Series D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

     4. Voting Power. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.
Except as otherwise expressly provided herein or as required by law, the holders of shares of Series D Preferred Stock and Common Stock shall vote together as a single class on all matters. The holders of the Common Stock shall not take any action by written consent without the prior written consent of the holders of a majority of the Series D Preferred Stock.

     5.   Conversion Rights for the Series D Preferred Stock.
The holders of Series D Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

          (a) Right to Convert. Each holder of Series D Preferred Stock shall be entitled (at the times and in the amounts set forth below) to convert, in whole or in part, in multiples of one hundred (100) shares, shares of Series D Preferred Stock, at the option of the holder.

          (b) Conversion Rate. From and after April 27, 1999, each share of Series D Preferred Stock may be converted into One
Thousand (1,000) fully-paid and non-assessable shares of Common
Stock.

          (c) Automatic Conversion. Each share of Series D Preferred Stock that shall not have been converted before 5:00 p.m. New York time on October 28, 2001 shall automatically convert into Common Stock on such date as set forth in Section 5(b).

          (d)  Stock Reclassifications; Stock Splits,
Combinations and Dividends. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had its shares of Series D Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

          (e) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 5(d) above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as converted basis) is sold or assigned (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series D Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series D Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (f)  Issuance of Certain Common Stock Below Conversion
Price.

               (i) In case the Company, after the date hereof, shall issue or sell shares of Common Stock at a price of less than $1.00 per share of Common Stock (other than upon exercise of options to purchase common stock issued to employees of the Company pursuant to an employee stock option or similar plan or upon exercise or conversion of securities that are convertible or exchangeable into Common Stock and that are outstanding as of October 1, 1998), then in each case the number of shares of Common Stock issuable upon the conversion of all Series D Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all of the Series D Preferred Stock then outstanding by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of additional shares of Common Stock offered for sale and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Company in connection with such sale or issuance would purchase at $1.00 per share.

               (ii) In case the Company shall issue or sell shares of Common Stock in exchange for property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of this Section 5(f), the Board of Directors of the Company shall determine, in good faith, the fair value of such property.

               (iii)     Any increase of the number of shares of
Common Stock issuable upon conversion of the Series D Preferred
Stock then outstanding made pursuant to this Section
5(f) shall be allocated among such shares of Series D Preferred
Stock on a pro rata basis.

          (g)  Exercise of Conversion Rights.

               (i)  Holders of Series D Preferred Stock may
exercise their right to convert the Series D Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series D Preferred Stock by express courier. Each business day on which a Notice of Conversion is telecopied to and received by the Company along with a copy of the originally executed Series D Preferred Stock certificates in accordance with the provisions hereof shall be deemed a "Conversion Date." For purposes hereof, the term "business day" refers the hours between 9:00 a.m. and 5:00 p.m. on any day on which banks are open for business in Palm
Beach County, Florida. Provided that the Company has received the original Notice of Conversion and Series D Preferred Stock certificate being so converted, the Company will transmit, or instruct its transfer agent to transmit, the certificates representing shares of Common Stock issuable upon conversion of any share of Series D Preferred Stock (together with the certificates representing the Series D Preferred Stock not so converted) to the holder thereof via express courier, by electronic transfer or otherwise, three business days after the receipt by the Company of the original Series D Preferred Stock Certificate representing the shares being converted. In addition to any other remedies which may be available to the holders of shares of Series D Preferred Stock, in the event that the Company fails to deliver, or has failed to contact its transfer agent to deliver, such shares of Common Stock within such three (3) business day period, the holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior
to delivery of such Notice of Conversion.   The Notice of
Conversion and Series D Preferred Stock certificates representing the portion of the Series D Preferred Stock converted shall be delivered to the following address:

               nSTOR TECHNOLOGIES, INC.
               100 Century Blvd.
               West Palm Beach, FL  33417
               Fax:      (561) 640-3160

          (h) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series D Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series D Preferred Stock of like tenure and date. However, the Company shall not be obligated to reissue such lost or stolen certificates for shares of Series D Preferred Stock if the holder contemporaneously requests the Company to convert such Series D Preferred Stock into Common Stock.

          (i) Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock upon the conversion of shares of Series D Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) as of the close of business on the Conversion Date. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Series D Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series D Preferred Stock being converted.

          (j) Partial Conversion. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or to the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series D
Preferred Stock which were not converted.

          (k) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D
Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of all outstanding shares of the Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series D Preferred Stock, the Company shall use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. No Reissuance of Series D Preferred Stock. Any share or shares of Series D Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be cancelled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be reissuable by the Company as Series D Preferred Stock.

     7.   Restrictions and Limitations.

          (a) Corporate Securities Action. Except as expressly provided herein or as required by law, so long as any shares of Series D Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity for which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares, or more than 50% of the combined voting power of the outstanding voting shares, of such corporation or trust), without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, to take any action, or fail to take any action, which would adversely affect the rights of the holders of Series D Preferred Stock.

          (b) Amendments to Charter. Without limiting the generality of the preceding paragraph, the Company shall not amend its articles of incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series D Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Series D Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series D Preferred Stock;

               (ii) reduce the amount payable to the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series D Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company, or change the dividend rights of the holders of Series D Preferred Stock;

               (iii)     cancel or modify the conversion rights
of the holders of Series D Preferred Stock provided for in
Section 5 herein;

                (iv)     cancel or modify the rights of the
holders of the Series D Preferred Stock provided for in this
Section 7.

     8. No Dilution or Impairment. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D Preferred Stock set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully-paid and non-assessable shares of stock on the conversion of all Series D Preferred Stock from time to time outstanding, and (c) shall not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series D Preferred Stock set forth herein.

     9.   Notices of Record Date.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company. Then and in each such event the Company shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.


Signed on October 28, 1998.


                              /s/ Mark Levy
                            _________________________
                            Mark Levy, Vice President



EXHIBIT 4.5


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE ACT OR AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.



DATED:  September 22, 1998                               NO. __


                         FORM OF WARRANT

                     nSTOR TECHNOLOGIES, INC.

                Warrant to Purchase 333,334 Shares
            of Common Stock, par value $.05 per share

           VOID AFTER 5:00 P.M., EASTERN STANDARD TIME
                         ON MARCH 5, 2001

The Company (as hereafter defined) has issued to Holder (as hereafter defined) that certain Amended and Restated Promissory Note dated September 22 , 1998, in the principal amount of $____________ (the "Amended Note"), which extended the due date of that certain Promissory Note dated March 5, 1998 in the original principal amount of $____________. In consideration of Holder's consent to the issuance of the Amended Note and the Holder's surrender of that certain warrant to purchase shares of the Company's common stock, dated March 5, 1998, Company desires to issue this Warrant (as hereafter defined) in accordance with the terms and conditions set forth herein.

This certifies that, for value received, _________________ or registered assigns (collectively with ______, the "Holder"), is entitled to purchase from nStor Technologies, Inc., a Delaware corporation (the "Company"), _________________________ ________ (_______) fully paid and nonassessable shares (the "Shares") of the Common Stock, par value $.05 per share, of the Company ("Common Stock") at a price of $____ per Share (the "Exercise Price") at any time from and after March 5, 1998 to and including 5:00 p.m. Eastern Standard Time on March 5, 2001 (the "Exercise Period"), subject to the terms, conditions and adjustments set forth in this Warrant (the "Warrant").

1. Exercise of Warrants. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period upon presentation and surrender hereof, with the attached Purchase Form duly executed, at the office of the Company located at 100 Century Boulevard, West Palm Beach, FL 33417, accompanied by full payment of the Exercise Price multiplied by the number of Shares of the Company being purchased (the "Purchase Price"), whereupon the Company shall cause the appropriate number of Shares to be issued and shall deliver to the Holder, as promptly as practicable, a certificate representing the Shares being purchased. This Warrant may be exercised for not less than 1,000 Shares and in additional increments of 1,000 Shares at any time and from time to time during the Exercise Period. Upon each partial exercise hereof, a new Warrant evidencing the remainder of the Shares will be issued to the Holder, at the Company's expense, as soon as reasonably practicable, at the same
Exercise Price, for the same Exercise Period, and otherwise of like tenor as the Warrant partially exercised. The Purchase Price shall be payable by delivery of a certified or bank cashier's check payable to the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Purchase Price. The Holder shall be deemed for all purposes to have become the holder of record of Shares so purchased upon exercise of this Warrant as of the close of business on the date as of which this Warrant, together with a duly executed Purchase Form, was delivered to the Company and payment of the Purchase Price was made, regardless of the date of delivery of any certificate representing the Shares so purchased, except that if the Company were subject to any legal requirements prohibiting it from issuing shares of Common Stock on such date, the Holder shall be deemed to have become the record holder of such Shares on the next succeeding date as of which the Company ceased to be so prohibited.

2. Exchange; Restrictions on Transfer or Assignment. This Warrant is exchangeable, without expense, at the option of the Holder, upon surrender hereof to the Company for other Warrants of like tenor of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant and the Holder's rights hereunder may not be transferred, assigned or subjected to a pledge or security interest, except that the Holder may transfer this Warrant in whole or in part (in minimum increments of 1,000 Shares) to a corporation controlled by or under common control with the Holder, by surrender of this Warrant to the Company at its principal office with the assignment form attached hereto duly completed and executed (with signature guaranteed), whereupon the Company, if it determines that the proposed assignment is permitted pursuant to the provisions hereof, shall register the assignment of this Warrant in accordance with the information contained in the assignment instrument and shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such assignment instrument (and, if applicable, a new Warrant in the name of the Holder evidencing any remaining portion of the Warrant not theretofore exercised, transferred or assigned) and this Warrant shall promptly be cancelled. Conditions to the transfer of this Warrant or any portion thereof shall be that (x) Holder deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer will not be in violation of the Securities Act of 1933, as amended (the "Act") or of any applicable state law and that (y) the proposed transferee deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

3. Rights and Obligations of Warrant Holders. This Warrant does not confer upon the Holder any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. Each Holder, by acceptance of this Warrant, agrees that the Company and its transfer agent, if any, may, prior to any presentation of this Warrant for registration of transfer, deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner of this Warrant for all purposes whatsoever and neither the Company nor any transfer agent shall be affected by any notice to the contrary.

4. Covenants and Warranties of the Company Stock. The Company covenants and agrees that (i) all Shares which may be issued and delivered upon exercise of this Warrant and payment of the Purchase Price will, upon delivery, be duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock; and (ii) the Company shall at all times during the Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. The Company will take all such actions as may be necessary to assure that all shares of Common Stock may be so issued without violation by the Company of any applicable law or government regulation or any requirement of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which the Company will transmit promptly upon issuance of such shares).

The Company represents and warrants that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) the Company has all requisite corporate power and authority to issue this Warrant and to consummate the transactions contemplated hereby, and such issuance and consummation will not conflict with, result in a material breach of, constitute a material default under or material violation of any provision of the Company's Articles of Incorporation or Bylaws, and to the best knowledge of the Company, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting the Company; and (iii) all corporate action required to be taken by the Company in connection with the execution and delivery of this Warrant and the performance of the Company's obligations hereunder has been taken.

5. Disposition of Warrants or Shares. The Holder acknowledges that this Warrant and the Shares issuable upon exercise thereof have not been registered under the Act or applicable state law. The Holder agrees, by acceptance of this Warrant, (i) that no sale, transfer or distribution of this Warrant or the Shares shall be made except in compliance with the Act and the rules and regulations promulgated thereunder, including any applicable prospectus delivery requirements and the restrictions on transfer set forth herein, and (ii) that if distribution of this Warrant or any Shares is proposed to be made by it otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.

6. Adjustment. The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as provided in this
Section 6.

     (a) Subdivision or Combination of Shares. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combine its outstanding shares of Common Stock into a lesser number of shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price per Share shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price per Share in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

     (b) Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

     (c) Notice to Holder of Adjustment. Whenever the number of Shares purchasable upon exercise of this Warrant or the Exercise Price per Share is adjusted as herein provided, the Company shall cause to be mailed to the Holder, in accordance with the provisions of Section 10 hereof, notice setting forth the adjusted number of Shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

     (d) Notices to Holder of Certain Events. If at any time after the date hereof:

               (i) the Company shall declare any dividend or other distribution upon or with respect to the Common Stock payable otherwise than in cash out of the consolidated net income of the Company and any subsidiaries thereof, including any dividend payable in shares of Common Stock or other securities of the Company; or

               (ii) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into stock or any rights to subscribe thereto; or

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of the subdivision or combination of shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, not less than ten (10) days before any record date or other date set for the definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holder of record of the shares of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

     (e) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant. The number of full Shares which shall be issuable upon the full or partial exercise of this Warrant shall be computed on the basis of the aggregate number of Shares as to which this Warrant is being exercised. In lieu of any fractional interest in a Share otherwise deliverable upon the exercise of this Warrant, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder upon such exercise) in respect of such fraction of a Share in an amount equal to the same fraction multiplied by the closing sales price of the Common Stock on the principal securities exchange on which the Common Stock is traded, or if the Common Stock is not so listed for trading, the closing bid price of the Common Stock, in each case on the date of the notice of exercise required pursuant to Section 1 above, or the next succeeding trading date, if the date of such notice is not a trading date, or if the Common Stock is not traded on such dates, the next succeeding trading date on which the Common Stock is traded.

     (f) No Other Adjustments. No adjustment to the number of Shares subject to this Warrant or the Exercise Price per Share shall be made pursuant to this Section 6 except as expressly provided herein.

7.   Piggy-Back Registration.

     (a) In the event the Company shall, at any time prior to the expiration of this Warrant, file a registration statement with the Securities and Exchange Commission (the "SEC") to register shares of Common Stock, the Company shall furnish the Holders with at least thirty (30) days prior written notice thereof and such Holders shall have the option to include the Shares to be issued to the Holders upon the exercise of this Warrant in such registration statement. The Holders shall exercise the "piggy-back registration rights" granted pursuant to this Section 7 by giving written notice to the Company within twenty (20) days of the receipt of the aforementioned written notice from the Company.

     (b) Notwithstanding any other provision of this Warrant, the Company's obligations under this Section 7 shall be subject to and limited by the following terms and conditions:

          (i) The obligations of the Company set forth under this
Section 7 shall not arise upon the filing of a registration statement relating solely to shares of Common Stock issued pursuant to employee stock option or other benefit plans, a merger of other business combination or a registration statement which does not include substantially the same information as Form S-1, Form S-2 or Form S-3, or any successor forms thereto.

          (ii) If the Company files a registration statement in connection with a proposed underwritten primary or secondary public offering of Common Stock, the Company shall use its best efforts to cause the managing underwriter of the proposed offering to grant any request by the Holder that Shares purchased by the Holder upon the exercise of this Warrant be included in the proposed public offering on terms and conditions which are customary under industry practice. Notwithstanding any other provision of this Agreement, if the managing underwriter of a proposed primary or secondary public offering of the Common Stock gives written notice to the Company that, in the reasonable opinion of such managing underwriter, marketing factors require a limitation of the total number of shares of Common Stock to be underwritten, then the number of Shares purchased by the Holder upon the exercise of this Warrant which the Company shall be obligated to include in the registration statement shall be reduced in accordance with the limitations imposed by the managing underwriter. Any such limitation imposed by the managing underwriter shall be imposed pro rata among all holders of Common Stock exercising rights granted pursuant to this
Section 7 or otherwise, in accordance with the amount of Common Stock which each such person requested to be included in the registration statement.

     (c) The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Warrant; provided, however, that if a registration is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested), each of the Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Shares included in such registration. For purposes of this Section 7, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, transfer agent fees, cost of engraving of stock certificates, costs for mailing and tombstone advertising, cost of preparing the registration statement, related exhibits, amendments and supplements thereto, underwriting documents, selected dealer agreements, preliminary and final prospectuses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Shares and the fees and expenses of the Holder's own counsel and accountants, which shall be borne by such holders.

8.   Indemnification and Notification.

     (a) The Company will indemnify and hold harmless the Holders, and each person, if any, who controls such Holders within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statement therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omissions based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

     (b) The Holders will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statement therein not misleading insofar as such losses, claims, damages, expenses and liabilities caused by such untrue statement or omission based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by any indemnified party of notice of the commencement of any action, said indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liabilities which it may have to them otherwise than under this Section 8, except if such delay prejudices the indemnifying party. In case any such action is brought against any party who may seek indemnification hereunder and the indemnifying party is notified of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable under this Section 8 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party will not be liable for any settlement effected without its written consent.

9. Survival. The various rights and obligations of the Holder and of the Company as set forth in Sections 4, 5, 6, 7 and 8 hereof shall survive the exercise of this Warrant and the surrender of this instrument upon such exercise.

10. Notice. All notices required by this Warrant to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

11. Loss or Destruction. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its counsel, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.  Miscellaneous.

     (a) Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by a written instrument executed by the Company and the Holder.

     (b) This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

     (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

     (d) No course of dealing or delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies.

     (e) The Company shall pay all expenses incurred by it in connection with, and all documentary stamp and other taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and the Shares issuable upon the exercise hereof.

     (f) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder.


     IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer as of the ____th day of September, 1998.



ATTEST:                       nSTOR TECHNOLOGIES, INC.

By:__________________         By:____________________
Name:________________         Name:__________________
Title:_______________         Title:_________________









                            ASSIGNMENT

     To be executed by the registered holder to effect a permitted transfer of the within Warrant. Capitalized terms have the same meanings ascribed to them in the within Warrant.


FOR VALUE RECEIVED ("Assignor")
hereby sells, assigns and transfers unto

_________________________________________   ("Assignee")
(Name)

_________________________________________
(Address)

_________________________________________


the right to purchase __________ shares of Common Stock of nStor Technologies, Inc. evidenced by the within Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint _____________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

     In satisfaction of a condition to the effectiveness of this assignment, Assignor hereby certifies that Assignee is a corporation controlled by or under common control with Assignor.


Date:                                   Assignor:


                         By_________________________
                         Its_________________________


                         Signature:___________________________

                          PURCHASE FORM

     To be executed upon exercise of the within Warrant.
Capitalized terms have the same meanings ascribed to them in the within Warrant.


TO:  nStor Technologies, Inc.

     The undersigned hereby exercises the right to purchase _____________ Shares of Common Stock evidenced by the within Warrant, according to the terms and conditions thereof, and hereby makes payment of the Purchase Price. The undersigned requests that certificates for the Shares shall be issued in the name set forth below:


Dated:________________        Name:_____________________



                              __________________________
                              (Address)

                              __________________________


                              __________________________
                              Social Security No.
                              or other identifying number





EXHIBIT 4.6

                      SUBSCRIPTION AGREEMENT

     nStor Technologies, Inc., a Delaware corporation (the
"Company"), and Maurice Halperin (the "Investor"), hereby agree as follows:

     1.   Sale and Purchase of Shares.

          (a) Subject to the prior approval of the Company's Board of Directors, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, on the terms and conditions set forth in this Subscription Agreement (the "Agreement"). 1,666.67 shares (the "Shares") of the Company's Series A Preferred Stock (the "Preferred Stock") having the designations set forth in the Certificate of Designations attached hereto and made a part hereof.

          (b)  The Company shall issue the Shares in
consideration of, and against payment by, the Investor One
Million dollars ($1,000,000) in the form of the 8% Convertible
Subordinated Debenture dated July 7, 1998 which is being surrendered to the Company on the date hereof.
($1,000,000) and naming the Investor as the payee.

          (c) The closing shall take place at such time and place as shall be mutually agreed.


     2.   Certain Representations of the Investor.

          The Investor hereby represents and warrants to the Company, its officers and directors, the following:

          (a)  The Investor is an individual resident of Palm
Beach County, in the state  of Florida.

          (b) The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

          (c) The Company has made available to the Investor, or his designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Company has also made available to the Investor for inspection, documents, records, books and other written information about the Company, its business and this investment at the office of the Company at 100 Century Blvd., West Palm Beach, FL 33417.

          (d) The Investor understands and represents that: (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for his own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

          (e) The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. The Investor represents, warrants and covenants that he is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act. In particular, the Investor qualifies as such pursuant to Subsections (a)(5) and (6) of Rule 501, which provides that an Accredited Investor shall include:

          any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          and any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

          (f) The Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (g) All of the information that either Investor has set forth or represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Company.

          (h) The Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Company and/or the Investor.

     3.   Restricted Stock and Legend.

          (a) The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

          THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE COMPANY HAS RELIED UPON AN EXEMPTION
          TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR
          THE SALE OF THE SHARE(S) REPRESENTED BY THIS
          CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD
          PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          (b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Company written notice of his intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by such Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Company shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee.

     4.   No Assignment.

          This Agreement is neither transferable nor assignable by the Investor without the prior written consent of the Company.

     5.   General.

          (a) This Agreement shall be binding upon the Investor and the Company and their respective representatives, successors, and permitted assigns;

          (b) This Agreement shall be be governed, construed and enforced in accordance with the internal laws of the State of Florida


          (c) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name below, or at such other address as each such party furnishes by notice given in accordance with this Section 6(e), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 29th day of September, 1998.



nStor Technologies, Inc.                Investor
a Delaware corporation

      /s/ Mark Levy                      /s/ Maurice Halperin
By:___________________________          _____________________
   Mark Levy                              Maurice Halperin
   Its:  President

                                        17890  Deanville Lane
                                        Boca Raton, FL  33496
                                        _____________________
                                        Address



Exhibit 4.7

                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of
September 29, 1998 (this "Agreement"), is made by and among nStor Technologies, Inc., a Delaware corporation (the "Company"), and the person named on the signature page hereto (the
"Investor").


                       W I T N E S S E T H:

     WHEREAS, in connection with the Subscription Agreement, of even date herewith between the Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Investor shares (the "Shares") of Series A Preferred Stock (the "Preferred Stock");

     WHEREAS, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1.   Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements on Form S-3 or another form acceptable to Investor in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

               (ii)   "Registration Statement" means a
registration statement under the Securities Act.

               (iii) "Common Stock" shall mean the common stock of the Company, par value $.05 per share.

          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

     2.   Registration.

          (a) The Company shall prepare and file with the SEC within 45 days of the dated hereof a registration statement on Form S-3 covering at least 1,666,667 shares of Common Stock that are issuable upon conversion of Preferred Stock.

          (b) The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registerable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

          (c) Notwithstanding the registration of the resale of Common Stock in accordance with Section 2(a), if at any time of offer and sale of such Common Stock such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in the manner, amount and on such terms as the Investor wishes to offer and sell such securities, the Investor may endeavor to offer and sell such securities pursuant to Rule 144.

     3. Obligations of the Company. In connection with the registration of the Common Stock, the Company shall:

          (a) Prepare and file with the SEC promptly (but in no event later than the applicable time periods set forth in Section 2(a)) a Registration Statement or Statements with respect to the Common stock and thereafter use its best efforts to cause the Registration Statement to become effective as soon as possible after such filing, and keep the Registration Statement, if the Registration Statement utilizes to Rule 415, effective at all times until such date as is two years, after the date such Registration Statement is first ordered effective by the SEC.
In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the time periods set forth in Section 3(a);

          (c) Furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration
Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Common Stock owned by the Investor;




          (d) Use reasonable efforts to (i) register and qualify the Common Stock covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times that the Registration Statement is required to be effective under Section 3(a) hereof and (iv) take all other actions reasonably necessary or advisable to qualify the Common Stock for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction,
(IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (e) As promptly as practicable after becoming aware of such event, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

          (f) As promptly as practicable after becoming aware of such event, notify the of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration
Statement at the earliest possible time;

          (g) Permit a single firm of counsel designated as selling stockholders' counsel by the Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          (h) Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the registration statement, and shall not make any disclosure (except to an Investor or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or Investor until and unless the Investor or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, substantially in the form of this Section 3(h). The Investor agrees that he shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(a) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor, to undertake, at Investor's expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;




          (i) Use its best efforts either to (i) cause all the Common Stock covered by the Registration Statement to be listed on the American Stock Exchange or other national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Common Stock is then permitted under the rules of such exchange or (ii) secure designation of all the Common Stock covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Common Stock on the Nasdaq National Market System; or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Common Stock;

          (j) Provide a transfer agent and registrar, which may be a single entity, for the Common Stock not later than the effective date of the Registration Statement;

          (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Common Stock to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the Investor may reasonably request; and

          (l) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Common
Stock pursuant to the Registration Statement.

     4. Obligations of the Investor. In connection with the registration of the Common Stock, the Investor shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Investor that the Investor shall furnish to the Company such information regarding itself and the intended method of disposition of the Common Stock held by it as shall be reasonably required to effect the registration of the Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the "Requested Information"). For each day that the Requested Information is not received beginning five business days from the date of its request, the Company shall have the right to extend the period for filing set forth
Section 2(a) hereof by one day.

          (b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

          (c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Investor will immediately discontinue disposition of Common Stock pursuant to the Registration Statement until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(e) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice;

          (d) In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock.

     5. Expenses of Registration. All expenses (other than brokerage commissions or discounts) incurred in connection with registrations, filings or qualifications pursuant to Section
2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investor shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investor pursuant to Section 3(g) hereof.

     6.   Indemnification.

          (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Securities Act) for the Investor, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investor and each such underwriters or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Common Stock that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; (III) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and (IV) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (b) By the Investor. In connection with any Registration Statement in which an Investor is participating, the Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (I) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or (II) the Investor's violation of Regulation M; and the Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Common Stock by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investor. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (e) Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6,
(ii) no seller of Common Stock guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Common Stock who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Common Stock shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Common Stock.

     7. Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration, until such time as the Investor has sold all the Common Stock pursuant to a Registration Statement or Rule 144, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities
Act and the Exchange Act; and

          (c) furnish to the Investor so long as the Investor owns Common Stock, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration. In addition, Investor shall continue to receive a monthly report from the Company.

     8. Assignment of the Registration Rights. The rights to have the Company register Common Stock pursuant to this Agreement may not be assigned unless the Company agrees to the assignment in writing.

     9. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment of waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

     10.  Miscellaneous.

          (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Common Stock, the company shall act upon the basis of instructions, notice or election received from the registered owner of such Common Stock.

          (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name in the Subscription Agreement, or at such other address as each such party furnishes by notice given in accordance with this
Section 10(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.
This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              nSTOR TECHNOLOGIES, INC.


                                       /s/ Mark Levy
                              By_____________________________
                                   Mark Levy, Vice President
                                   Its: Vice President


                                   /s/ Maurice A. Halperin
                              _________________________________
                                        (INVESTOR)








EXHIBIT 4.8


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE ACT OR AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.



DATED:  October 28, 1998                                   NO. __


                             FORM OF

                             WARRANT

                     nSTOR TECHNOLOGIES, INC.

                Warrant to Purchase ______ Shares
            of Common Stock, par value $.05 per share

           VOID AFTER 5:00 P.M., EASTERN STANDARD TIME
                       ON OCTOBER 30, 2001

The Company (as hereafter defined) has previously issued to Holder (as hereafter defined) 200 shares of the Company's 8% Series B Convertible Preferred Stock (the Preferred Stock"). In consideration of Holder's consent to the redemption by the Company of all Preferred Stock currently owned by Holder, the Company desires to issue this Warrant (as hereafter defined) in accordance with the terms and conditions set forth herein.

This certifies that, for value received, ______________________ or registered assigns ___________________________, the "Holder"), is entitled to purchase from nStor Technologies, Inc., a Delaware corporation (the "Company"), ___________________________
(____________) fully paid and nonassessable shares (the "Shares") of the Common Stock, par value $.05 per share, of the Company ("Common Stock") at a price of $1.00 per Share (the
"Exercise Price") at any time from and after October 30, 1998 to and including 5:00 p.m. Eastern Standard Time on October 30, 2001 (the "Exercise Period"), subject to the terms, conditions and adjustments set forth in this Warrant (the "Warrant").

1. Exercise of Warrants. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period upon presentation and surrender hereof, with the attached Purchase Form duly executed, at the office of the Company located at 100 Century Boulevard, West Palm Beach, FL 33417, accompanied by full payment of the Exercise Price multiplied by the number of Shares of the Company being purchased (the "Purchase Price"), whereupon the Company shall cause the appropriate number of Shares to be issued and shall deliver to the Holder, as promptly as practicable, a certificate representing the Shares being purchased. This Warrant may be exercised for not less than 1,000 Shares and in additional increments of 1,000 Shares at any time
and from time to time during the Exercise Period.   Upon each
partial exercise hereof, a new Warrant evidencing the remainder of the Shares will be issued to the Holder, at the Company's expen se, as soon as reasonably practicable, at the same Exercise Price, for the same Exercise Period, and otherwise of like tenor as the Warrant partially exercised. The Purchase Price shall be payable by delivery of a certified or bank cashier's check payable to the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Purchase Price. The Holder shall be deemed for all purposes to have become the holder of record of Shares so purchased upon exercise of this Warrant as of the close of business on the date as of which this Warrant, together with a duly executed Purchase Form, was delivered to the Company and payment of the Purchase Price was made, regardless of the date of delivery of any certificate representing the Shares so purchased, except that if the Company were subject to any legal requirements prohibiting it from issuing shares of Common Stock on such date, the Holder shall be deemed to have become the record holder of such Shares on the next succeeding date as of which the Company ceased to be so prohibited.

2. Exchange; Restrictions on Transfer or Assignment. This Warrant is exchangeable, without expense, at the option of the Holder, upon surrender hereof to the Company for other
Warrants of like tenor of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant and the Holder's rights hereunder may not be transferred, assigned or subjected to a pledge or security interest, except that the Holder may transfer this Warrant in whole or in part (in minimum increments of 1,000 Shares) to a corporation controlled by or under common control with the Holder, by surrender of this Warrant to the Company at its principal office with the assignment form attached hereto duly completed and executed (with signature guaranteed), whereupon the Company, if it determines that the proposed assignment is permitted pursuant to the provisions hereof, shall register the assignment of this Warrant in accordance with the information contained in the assignment instrument and shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such assignment instrument (and, if applicable, a new Warrant in the name of the Holder evidencing any remaining portion of the Warrant not theretofore exercised, transferred or assigned) and this Warrant shall promptly be cancelled. Conditions to the transfer of this Warrant or any portion thereof shall be that the proposed transferee deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

3. Rights and Obligations of Warrant Holders. This Warrant does not confer upon the Holder any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. Each
Holder, by acceptance of this Warrant, agrees that the Company and its transfer agent, if any, may, prior to any presentation of this Warrant for registration of transfer, deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner of this Warrant for all purposes whatsoever and neither the Company nor any transfer agent shall be affected by any notice to the contrary.

4. Covenants and Warranties of the Company. The Company covenants and agrees that (i) all Shares which may be issued and delivered upon exercise of this Warrant and payment of the Purchase Price will, upon delivery, be duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock; and (ii) the Company shall at all times during the Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. The Company will take all such actions as may be necessary to assure that all shares of Common Stock may be so issued without violation by the Company of any applicable law or government regulation or any requirement of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which the Company will transmit promptly upon issuance of such shares). The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

The Company represents and warrants that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) the Company has all requisite corporate power and authority to issue this Warrant and to consummate the transactions contemplated hereby, and such issuance and consummation will not conflict with, result in a material breach of, constitute a material default under or material violation of any provision of the Company's Articles of Incorporation or Bylaws, and to the best knowledge of the Company, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting the Company; and (iii) all corporate action required to be taken by the Company in connection with the execution and delivery of this Warrant and the performance of the Company's obligations hereunder has been taken.

5. Disposition of Warrants or Shares. The Holder acknowledges that this Warrant and the Shares issuable upon exercise thereof have not been registered under the Act or applicable state law. The Holder agrees, by acceptance of this Warrant, (i) that no sale, transfer or distribution of this Warrant or the Shares shall be made except in compliance with the Act and the rules and regulations promulgated thereunder, including any applicable prospectus delivery requirements and the restrictions on transfer set forth herein, and (ii) that if distribution of this Warrant or any Shares is proposed to be made by it otherwise than by delivery of a prospectus meeting the requirements of
Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.

6. Adjustment. The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as provided in this
Section 6.

     (a) Subdivision or Combination of Shares. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combine its outstanding shares of Common Stock into a lesser number of shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price per Share shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price per Share in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

     (b) Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

     (c) Notice to Holder of Adjustment. Whenever the number of Shares purchasable upon exercise of this Warrant or the Exercise Price per Share is adjusted as herein provided, the Company shall cause to be mailed to the Holder, in accordance with the provisions of Section 10 hereof, notice setting forth the adjusted number of Shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

     (d) Notices to Holder of Certain Events. If at any time after the date hereof:

               (i) the Company shall declare any dividend or other distribution upon or with respect to the Common Stock payable otherwise than in cash out of the consolidated net income of the Company and any subsidiaries thereof, including any dividend payable in shares of Common Stock or other securities of the Company; or





               (ii) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into stock or any rights to subscribe thereto; or

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of the subdivision or combination of shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, not less than ten (10) days before any record date or other date set for the definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holder of record of the shares of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

     (e) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant. The number of full Shares which shall be issuable upon the full or partial exercise of this Warrant shall be computed on the basis of the aggregate number of Shares as to which this Warrant is being exercised. In lieu of any fractional interest in a Share otherwise deliverable upon the exercise of this Warrant, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder upon such exercise) in respect of such fraction of a Share in an amount equal to the same fraction multiplied by the closing sales price of the Common Stock on the principal securities exchange on which the Common Stock is traded, or if the Common Stock is not so listed for trading, the closing bid price of the Common Stock, in each case on the date of the notice of exercise required pursuant to Section 1 above, or the next succeeding trading date, if the date of such notice is not a trading date, or if the Common Stock is not traded on such dates, the next succeeding trading date on which the Common Stock is traded.

     (f) No Other Adjustments. No adjustment to the number of Shares subject to this Warrant or the Exercise Price per Share shall be made pursuant to this Section 6 except as expressly provided herein.

7.   Piggy-Back Registration.

     (a) In the event the Company shall, at any time prior to the expiration of this Warrant, file a registration statement with the Securities and Exchange Commission (the "SEC") to register shares of Common Stock, the Company shall furnish the Holders with at least thirty (30) days prior written notice thereof and such Holders shall have the option to include the Shares to be issued to the Holders upon the exercise of this Warrant in such registration statement. The Holders shall exercise the "piggy-back registration rights" granted pursuant to this Section 7 by giving written notice to the Company within twenty (20) days of the receipt of the aforementioned written notice from the Company.

     (b) Notwithstanding any other provision of this Warrant, the Company's obligations under this Section 7 shall be subject to and limited by the following terms and conditions:

          (i) The obligations of the Company set forth under this
Section 7 shall not arise upon the filing of a registration statement relating solely to shares of Common Stock issued pursuant to employee stock option or other benefit plans, a merger of other business combination or a registration statement which does not include substantially the same information as Form S-1, Form S-2 or Form S-3, or any successor forms thereto.

          (ii) If the Company files a registration statement in connection with a proposed underwritten primary or secondary public offering of Common Stock, the Company shall use its best efforts to cause the managing underwriter of the proposed offering to grant any request by the Holder that Shares purchased by the Holder upon the exercise of this Warrant be included in the proposed public offering on terms and conditions which are customary under industry practice. Notwithstanding any other provision of this Agreement, if the managing underwriter of a proposed primary or secondary public offering of the Common Stock gives written notice to the Company that, in the reasonable opinion of such managing underwriter, marketing factors require a limitation of the total number of shares of Common Stock to be underwritten, then the number of Shares purchased by the Holder upon the exercise of this Warrant which the Company shall be obligated to include in the registration statement shall be reduced in accordance with the limitations imposed by the managing underwriter. Any such limitation imposed by the managing underwriter shall be imposed pro rata among all holders of Common stock exercising rights granted pursuant to this Section 7 or otherwise, in accordance with the amount of Common Stock which each such person requested to be included in the registration statement.

     (c) The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Warrant; provided, however, that if a registration is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested), each of the Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Shares included in such registration. For purposes of this
Section 7, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, transfer agent fees, cost of engraving of stock certificates, costs for mailing and tombstone advertising, cost of preparing the registration statement, related exhibits, amendments and supplements thereto, underwriting documents, selected dealer agreements, preliminary and final prospectuses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Shares and the fees and expenses of the Holder's own counsel and accountants, which shall be borne by such holders.

8.   Indemnification and Notification.

     (a) The Company will indemnify and hold harmless the Holders, and each person, if any, who controls such Holders within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statement therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omissions based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

     (b) The Holders will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statement therein not misleading insofar as such losses, claims, damages, expenses and liabilities caused by such untrue statement or omission based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by any indemnified party of notice of the commencement of any action, said indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liabilities which it may have to them otherwise than under this
Section 8, except if such delay prejudices the indemnifying party. In case any such action is brought against any party who may seek indemnification hereunder and the indemnifying party is notified of the commencement thereof as provided her ein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable under this Section 8 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party will not be liable for any settlement effected without its written consent.

9. Survival. The various rights and obligations of the Holder and of the Company as set forth in Sections 4, 5, 6, 7 and 8 hereof shall survive the exercise of this Warrant and the surrender of this instrument upon such exercise.

10. Notice. All notices required by this Warrant to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

11. Loss or Destruction. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its counsel, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.  Miscellaneous.

     (a) Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by a written instrument executed by the Company and the Holder.

     (b) This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

     (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

     (d) No course of dealing or delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies.

     (e) The Company shall pay all expenses incurred by it in connection with, and all documentary stamp and other taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and the Shares issuable upon the exercise hereof.

     (f) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder.


     IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer as of the __ day of October, 1998.

ATTEST:                  nSTOR TECHNOLOGIES, INC.

By:                      By:
Name:                    Name:
Title:                        Title:



                            ASSIGNMENT

     To be executed by the registered holder to effect a permitted transfer of the within Warrant. Capitalized terms have the same meanings ascribed to them in the within Warrant.


FOR VALUE RECEIVED ("Assignor") hereby sells, assigns and transfers unto ("Assignee")


(Name)


(Address)



the right to purchase __________ shares of Common Stock of nStor Technologies, Inc. evidenced by the within Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint _____________________________
attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

     In satisfaction of a condition to the effectiveness of this assignment, Assignor hereby certifies that Assignee is a corporation controlled by or under common control with Assignor.


Date:                                   Assignor:


                         By_________________________
                         Its_________________________


                         Signature:



                          PURCHASE FORM

To be executed upon exercise of the within Warrant.
Capitalized terms have the same meanings ascribed to them in the within Warrant.


TO:  nStor Technologies, Inc.

     The undersigned hereby exercises the right to purchase _____________ Shares of Common Stock evidenced by the within Warrant, according to the terms and conditions thereof, and hereby makes payment of the Purchase Price. The undersigned requests that certificates for the Shares shall be issued in the name set forth below:

Dated:                        Name:



                              (Address)

                              Social Security No.
                              or other identifying number




EXHIBIT 4.9

                             FORM OF

                      SUBSCRIPTION AGREEMENT

     nStor Technologies, Inc., a Delaware corporation (the
"Company"), and H. Irwin Levy (the "Investor"), hereby agree as follows:

     1.   Sale and Purchase of Shares.

          (a) Subject to the prior approval of the Company's Board of Directors, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, on the terms and conditions set forth in this Subscription Agreement (the "Agreement"), 500 shares (the "Shares") of the Company's Series C Preferred Stock (the "Preferred Stock") having the designations set forth in the Certificate of Designation attached hereto and made a part hereof.

          (b)  The Company shall issue the Shares in
consideration of, and against payment by, the Investor of _________________________ ($_______), in the form of the
Promissory Note listed on Appendix A hereof having a face value equal to $_______ and which is being surrendered to the Company on the date hereof.

          (c) The closing shall take place at such time and place as shall be mutually agreed.

     2.   Certain Representations of the Investor.

          The Investor hereby represents and warrants to the Company, its officers and directors, the following:

          (a)  The Investor is an individual resident of Palm
Beach County, in the state of Florida.


          (b) The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

          (c) The Company has made available to the Investor, or his designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Company has also made available to the Investor for inspection, documents, records, books and other written information about the Company, its business and this investment at the office of the Company at 100 Century Blvd., West Palm Beach, FL 33417.

          (d) The Investor understands and represents that: (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for his own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

          (e) The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. The Investor represents, warrants and covenants that he is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act. In particular, the Investor qualifies as such pursuant to Subsections (a)(5) and (6) of Rule 501, which provides that an Accredited Investor shall include:

     any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of hispurchase exceeds $1,000,000; and






     any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

          (f) The Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (g) All of the information that either Investor has set forth or represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Company.

          (h) The Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Company and/or the Investor.

     3.   Restricted Stock and Legend.

          (a) The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
     (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED
     OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND WITH THE CONSENT OF THE
     ISSUER.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE
     REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT
     FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT
     ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Company written notice of his intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by such Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Company shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee.

     4.   No Assignment.

          This Agreement is neither transferable nor assignable by the Investor without the prior written consent of the Company.

     5.   General.

          (a) This Agreement shall be binding upon the Investor and the Company and their respective representatives, successors, and permitted assigns;

          (b) This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Florida;

          (c) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and





          (e) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name below, or at such other address as each such party furnishes by notice given in accordance with this Section 5(e), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 28th day of October, 1998.


nSTOR TECHNOLOGIES, INC.
a Delaware corporation


By:_________________________
   Mark Levy, Vice President


INVESTOR

________________________________
     H. Irwin Levy


____________________________________
             Address



                            APPENDIX A

Promissory Note cancelled in payment of issuance of within stock:

     Promissory Note dated ________________ in the principal amount of $_______.




EXHIBIT 4.10

                      SUBSCRIPTION AGREEMENT

     nStor Technologies, Inc., a Delaware corporation (the
"Company"), and H. Irwin Levy (the "Investor"), hereby agree as follows:

     1.   Sale and Purchase of Shares.

          (a) Subject to the prior approval of the Company's Board of Directors, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, on the terms and conditions set forth in this Subscription Agreement (the "Agreement"), 1,000 shares (the "Shares") of the Company's Series C Preferred Stock (the "Preferred Stock") having the designations set forth in the Certificate of Designation attached hereto and made a part hereof.

          (b)  The Company shall issue the Shares in
consideration of the return by Investor of his shares of the Company's Series B Preferred Stock, which certificate evidencing such shares is being surrendered to the Company on the date hereof.

          (c) The closing shall take place at such time and place as shall be mutually agreed.

     2.   Certain Representations of the Investor.

          The Investor hereby represents and warrants to the Company, its officers and directors, the following:

          (a)  The Investor is an individual resident of Palm
Beach County, in the state of Florida.

          (b) The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

          (c) The Company has made available to the Investor, or his designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Company has also made available to the Investor for inspection, documents, records, books and other written information about the Company, its business and this investment at the office of the Company at 100 Century Boulevard, West Palm Beach, Florida 33417.

          (d) The Investor understands and represents that: (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for his own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

          (e) The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. The
Investor represents, warrants and covenants that he is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act. In particular, the Investor qualifies as such pursuant to Subsections (a)(5) and (6) of Rule 501, which provides that an Accredited Investor shall include:

     any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; and

     any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint ncome with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

          (f) The Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (g) All of the information that Investor has either set forth or represented in this Agreement, with respect to his financial position and business and investment experience, is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Company.

          (h) The Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Company and/or the Investor.

     3.   Restricted Stock and Legend.

          (a) The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGIS-TERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANS-FERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR
     RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLIC-ABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND WITH THE CONSENT OF THE ISSUER. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFI-NITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATIS-FACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Company written notice of his intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by such Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Company shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee.

     4.   No Assignment.

          This Agreement is neither transferable nor assignable by the Investor without the prior written consent of the Company.




     5.   General.

          (a) This Agreement shall be binding upon the Investor and the Company and their respective representatives, successors, and permitted assigns;

          (b) This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Florida;

          (c) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

          (e) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Boulevard, West Palm Beach, Florida 33417, attn: Mark F. Levy, and (ii) if to the Investor, at the address set forth under its name below, or at such other address as each such party furnishes by notice given in accordance with this Section 5(e), and shall be effective, when personally delivered, upon receipt, and when sent by certified mail, four business days after deposit with the United States Postal Service.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 28th day of October, 1998.


nStor Technologies, Inc.                Investor
a Delaware corporation

      /s/ Mark F. Levy                    /s/ Irwin Levy
By:___________________________          --------------------
   Mark F. Levy, Vice President         H. Irwin Levy

                                        100 Century Blvd.
                                        West Palm Beach, FL 33417
                                        ---------------------------
                                        Address







EXHIBIT 4.11

                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 28,
1998 (this "Agreement"), is made by and among nStor Technologies, Inc., a Delaware corporation (the "Company"), and the person named on the signature page hereto (the "Investor").

                       W I T N E S S E T H:

     WHEREAS, in connection with the Subscription Agreement, of even date herewith between the Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Investor shares (the "Shares") of Series C Preferred Stock (the "Preferred Stock");

     WHEREAS, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1.   Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements on Form S-3 or another form acceptable to Investor in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

               (ii)   "Registration Statement" means a
registration statement under the Securities Act.

               (iii) "Common Stock" shall mean the common stock of the Company, par value $.05 per share.



          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

     2.   Registration.

          (a) The Company shall prepare and file with the SEC, no later than 90 days prior to the date by which the Series C
Preferred Stock may be converted into common stock, a registration statement on Form S-3 covering at least 500,000 shares of Common Stock that are issuable upon conversion of Preferred Stock.

          (b) The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registerable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

          (c) Notwithstanding the registration of the resale of Common Stock in accordance with Section 2(a), if at any time of offer and sale of such Common Stock such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in the manner, amount and on such terms as the Investor wishes to offer and sell such securities, the Investor may endeavor to offer and sell such securities pursuant to Rule 144.

     3. Obligations of the Company. In connection with the registration of the Common Stock, the Company shall:

          (a) Prepare and file with the SEC promptly (but in no event later than the applicable time periods set forth in Section 2(a)) a Registration Statement or Statements with respect to the Common stock and thereafter use its best efforts to cause the Registration Statement to become effective as soon as possible after such filing, and keep the Registration Statement, if the Registration Statement utilizes to Rule 415, effective at all times until such date as is two years, after the date such Registration Statement is first ordered effective by the SEC. In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the time periods set forth in
Section 3(a);

          (c) Furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Common Stock owned by the Investor;

          (d) Use reasonable efforts to (i) register and qualify the Common Stock covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times that the Registration Statement is required to be effective under Section 3(a) hereof and (iv) take all other actions reasonably necessary or advisable to qualify the Common Stock for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the
Company and its stockholders;

          (e) As promptly as practicable after becoming aware of such event, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

          (f) As promptly as practicable after becoming aware of such event, notify the of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;




          (g) Permit a single firm of counsel designated as selling stockholders' counsel by the Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          (h) Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the registration statement, and shall not make any disclosure (except to an Investor or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or Investor until and unless the Investor or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, substantially in the form of this Section 3(h). The Investor agrees that he shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(a) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor, to undertake, at Investor's expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (i) Use its best efforts either to (i) cause all the Common Stock covered by the Registration Statement to be listed on the American Stock Exchange or other national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Common Stock is then permitted under the rules of such exchange or (ii) secure designation of all the Common Stock covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Common Stock on the Nasdaq National Market System; or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Common Stock;

          (j) Provide a transfer agent and registrar, which may be a single entity, for the Common Stock not later than the effective date of the Registration Statement;

          (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Common Stock to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the Investor may reasonably request; and

          (l) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Common
Stock pursuant to the Registration Statement.

     4. Obligations of the Investor. In connection with the registration of the Common Stock, the Investor shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Investor that the Investor shall furnish to the Company such information regarding itself and the intended method of disposition of the Common Stock held by it as shall be reasonably required to effect the registration of the Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the "Requested
Information"). For each day that the Requested Information is not received beginning five business days from the date of its request, the Company shall have the right to extend the period for filing set forth Section 2(a) hereof by one day.

          (b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

          (c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Investor willimmediately discontinue disposition of Common Stock pursuant to the Registration Statementuntil such Investor's receipt of the copies of the supplemented or amended prospectuscontemplated by Section 3(e) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice;

          (d) In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock.

     5. Expenses of Registration. All expenses (other than brokerage commissions or discounts) incurred in connection with registrations, filings or qualifications pursuant to
Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investor shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investor pursuant to Section 3(g) hereof.

     6.   Indemnification.

          (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Securities Act) for the Investor, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations").

Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investor and each such underwriters or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Common Stock that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; (III) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and
(IV) shall not apply to
amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (b) By the Investor. In connection with any Registration Statement in which an Investor is participating, the Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (I) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or (II) the Investor's violation of Regulation M; and the Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Common Stock by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration
Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investor. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the e xtent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (e) Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6,
(ii) no seller of Common Stock guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Common Stock who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Common Stock shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Common
Stock.

     7. Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration, until such time as the Investor has sold all the Common Stock pursuant to a Registration Statement or Rule 144, the Company agrees to:


          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities
Act and the Exchange Act; and

          (c) furnish to the Investor so long as the Investor owns Common Stock, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration. In addition, Investor shall continue to receive a monthly report from the Company.

     8. Assignment of the Registration Rights. The rights to have the Company register Common Stock pursuant to this Agreement may not be assigned unless the Company agrees to the assignment in writing.

     9. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment of waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

     10.  Miscellaneous.

          (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Common Stock, the company shall act upon the basis of instructions, notice or election received from the registered owner of such Common Stock.

          (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name in the Subscription Agreement, or at such other address as each such party furnishes by notice given in accordance with this
Section 10(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.



          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              nSTOR TECHNOLOGIES, INC.

      /s/ Mark F. Levy
By:_____________________________________
       Mark F. Levy, Vice President

INVESTOR

     /s/ H. Irwin Levy
________________________________________
          H. Irwin Levy




EXHIBIT 4.12

                     nSTOR TECHNOLOGIES, INC.
                      100 Century Boulevard
                    West Palm Beach, FL  33417


                         November 9, 1998

H. Irwin Levy
100 Century Boulevard
West Palm Beach, FL  33417


Dear Sir:

     This letter will confirm the agreement of nStor
Technologies, Inc. (the "Company") to file a registration statement with the Securities and Exchange Commission, at the Company's expense and no later than April 27, 1999, which includes the 1,000,000 shares of the Company's common stock issuable upon the conversion of preferred stock certificate P-C-4 for 1,000 shares of the Company's Preferred Series C stock issued to you on October 28, 1998.



                                Sincerely,

                                nSTOR TECHNOLOGIES, INC.

                                      /s/ Mark F. Levy
                                By: _____________________________
                                      Mark F. Levy


EXHIBIT 4.13

                     nSTOR TECHNOLOGIES, INC.
                      100 Century Boulevard
                    West Palm Beach, FL  33417

                         November 9, 1998


LibertyView Capital Management, Inc.
101 Hudson Street
Jersey City, NJ  07302

Attention:  Alan Mark

Gentlemen:

     This letter is intended to confirm the terms and conditions under which you have agreed, on behalf of LibertyView Fund, LLC, LibertyView Plus Fund and CPR (USA) Inc. (collectively, the "Investors"), to allow nStor Technologies, Inc. (the "Company") to redeem all of the issued and outstanding shares of the Company's 8% Series B Convertible Preferred Stock (the "Preferred Stock") held by the Investors. The terms of the redemption are set forth below:

1. The Company shall redeem $2.3 million of outstanding Preferred Stock for 105% of the $1,000.00 per share par value thereof (a total of $2.415 million) plus accrued dividends through the Closing Date, as defined below.

2.   The Company will issue to the Investors 300,000 warrants to purchase additional shares of the Company's common stock.  The
     warrants will expire three years from the Closing      Date
     and will have an exercise price of $1.00 per share.

3. The Company will immediately deposit $50,000.00 in escrow with the Investors' counsel, Goldstein, Goldstein & REIS, LLP (the
     "Escrow Agent").  The closing will take place      on or
     before the close of business on Friday, October 23, 1998 (the "Closing Date").

If the closing is not completed by that time, or otherwise
extended as set forth below, the Escrow Agent is authorized to
release the escrow deposit to the Investors and the      Investors
shall have no further obligations with respect to the redemption of the Preferred Stock pursuant to the terms of this agreement.

4. The Company may extend the Closing Date through the close of business on Friday, October 30, 1998 (the "Extended Closing Date") by depositing an additional $100,000.00 with the Escrow Agent on or before the close of business on the Closing Date. In the event that the additional amount is deposited with the
Escrow Agent, the Escrow Agent may not release any funds from the escrow account unless and until the closing fails to occur on or before the Extended Closing Date. If the closing is not completed by that time, the Escrow Agent is authorized to release the escrow deposit to the Investors and the Investors shall have no further
obligations with respect to the redemption of the      Preferred
Stock pursuant to the terms of this agreement.



5.   If the closing occurs on or before either the Closing Date or the Extended Closing Date as set forth above, the escrow amount
shall be applied against, and deducted from the      redemption
price for the Preferred Stock.

6. The existing warrants held by the Investors shall not be affected in any way by this agreement.

     If this letter accurately sets forth our agreement, please sign on the signature line set forth below and return a signed copy to me by fax at (561) 640-3160. Upon receipt of the signed agreement, we will wire transfer the initial escrow deposit to the Escrow Agent.


                              Sincerely,

                              nSTOR TECHNOLOGIES, INC.


                                /s/ Mark F. Levy
                            By: _________________________



AGREED TO AND ACCEPTED this  15th  day of October, 1998
LIBERTYVIEW CAPITAL MANAGEMENT, INC.

                          By:  /s/ Steven S. Rogers
                          ___________________________________
                          Steven S. Rogers
                          Chief Administrative Officer
                          and General Counsel
                          LibertyView Capital Management, Inc.



EXHIBIT 4.14

                     nSTOR TECHNOLOGIES, INC.
                      100 Century Boulevard
                    West Palm Beach, FL  33417

                         November 9, 1998


LibertyView Capital Management, Inc.
101 Hudson Street
Jersey City, NJ  07302

Attention:  Alan Mark

Gentlemen:

     This letter will confirm the agreement of nStor
Technologies, Inc. (the "Company") to file a registration statement with the Securities and Exchange Commission, at the Company's expense and no later than April 27, 1999, which includes the 300,000 shares of the Company's common stock issuable upon the exercise of the Company's warrants issued to you and your affiliates on October 28, 1998.



                         Sincerely,

                         nSTOR TECHNOLOGIES, INC.

                              /s/ Mark F. Levy
                       By: __________________________________



EXHIBIT 4.15

                             FORM OF

                      SUBSCRIPTION AGREEMENT

     nStor Technologies, Inc., a Delaware corporation (the
"Company"), and ___________________ (the "Investor"), hereby agree as follows:


     1.   Sale and Purchase of Shares.

          (a) Subject to the prior approval of the Company's Board of Directors, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, on the terms and conditions set forth in this Subscription Agreement (the "Agreement"), _____________ SHARES (the "Shares") of the Company's Series D Preferred Stock (the "Preferred Stock") having the designations set forth in the Certificate of Designations attached hereto and made a part hereof.

          (b)  The Company shall issue the Shares in
consideration of, and against payment by, the Investor of ___________________ Dollars ($_________).

          (c) The closing shall take place at such time and place as shall be mutually agreed.

     2.   Certain Representations of the Investor.

          The Investor hereby represents and warrants to the Company, its officers and directors, the following:


          (a)  The Investor is an individual resident of Palm
Beach County, in the state of Florida.

          (b) The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

          (c) The Company has made available to the Investor, or his designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The Company has also made available to the Investor for inspection, documents, records, books and other written information about the Company, its business and this investment at the office of the Company at 100 Century Blvd., West Palm Beach, FL 33417.

          (d) The Investor understands and represents that: (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the
"1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from much registration is available; (ii) the Investor is purchasing the Shares for investment for his own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

          (e) The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. The Investor represents, warrants and covenants that he is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act. In particular, the Investor qualifies as such pursuant to Subsections (a)(5) and (6) of Rule 501, which provides that an Accredited Investor shall include:

               any natural person whose individual net
               worth, or joint net worth with that
               person's spouse, at the time of his
               purchase exceeds $1,000,000; and


               any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

          (f) The Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks.
The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (g) All of the information that either Investor has set forth or represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Company.

          (h) The Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Company and/or the Investor.

     3.   Restricted Stock and Legend.

          (a) The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed "restricted securities" as defined in the 1933 Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

          THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE COMPANY HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          (b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Company written notice of his intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by such Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Company shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee.

     4.   No Assignment.

          This Agreement is neither transferable nor assignable by the Investor without the prior written consent of the Company.

     5.   General.

          (a) This Agreement shall be binding upon the Investor and the Company and their respective representatives, successors, and permitted assigns;

          (b) This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Florida;

          (c) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

          (e) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name below, or at such other address as each such party furnishes by notice given in accordance with this Section 5(e), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____th day of October, 1998.


nStor Technologies, Inc.                Investor
a Delaware corporation


By:___________________________    __________________________
  Mark Levy
  Its:  Vice President
                                  __________________________
                                  Address



EXHIBIT 4.16

                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of
______________, 1998 (this "Agreement"), is made by and among nStor Technologies, Inc., a Delaware corporation (the
"Company"), and the person named on the signature page hereto
(the "Investor").

                       W I T N E S S E T H:

     WHEREAS, in connection with the Subscription Agreement, of even date herewith between the Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Investor shares (the "Shares") of Series D Preferred Stock (the "Preferred Stock");

     WHEREAS, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1.   Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements on Form S-3 or another form acceptable to Investor in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").


               (ii)   "Registration Statement" means a
registration statement under the Securities Act.

               (iii) "Common Stock" shall mean the common stock of the Company, par value $.05 per share.

          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

     2.   Registration.

          (a) The Company shall prepare and file with the SEC by ______________ a registration statement on Form S-3 covering at least 1,000,000 shares of Common Stock that are issuable upon conversion of Preferred Stock.

          (b) The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registerable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

          (c) Notwithstanding the registration of the resale of Common Stock in accordance with Section 2(a), if at any time of offer and sale of such Common Stock such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in the manner, amount and on such terms as the Investor wishes to offer and sell such securities, the Investor may endeavor to offer and sell such securities pursuant to Rule 144.

     3. Obligations of the Company. In connection with the registration of the Common Stock, the Company shall:

          (a) Prepare and file with the SEC promptly (but in no event later than the applicable time periods set forth in Section 2(a)) a Registration Statement or Statements with respect to the Common stock and thereafter use its best efforts to cause the Registration Statement to become effective as soon as possible after such filing, and keep the Registration Statement, if the Registration Statement utilizes to Rule 415, effective at all times until such date as is two years, after the date such Registration Statement is first ordered effective by the SEC. In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the time periods set forth in Section 3(a);

          (c) Furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Common Stock owned by the Investor;

          (d) Use reasonable efforts to (i) register and qualify the Common Stock covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times that the Registration Statement is required to be effective under Section 3(a) hereof and (iv) take all other actions reasonably necessary or advisable to qualify the Common Stock for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (e) As promptly as practicable after becoming aware of such event, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

          (f) As promptly as practicable after becoming aware of such event, notify the of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (g) Permit a single firm of counsel designated as selling stockholders' counsel by the Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          (h) Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the registration statement, and shall not make any disclosure (except to an Investor or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or Investor until and unless the Investor or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, substantially in the form of this Section 3(h). The Investor agrees that he shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.
The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(a) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.
The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor, to undertake, at Investor's expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (i) Use its best efforts either to (i) cause all the Common Stock covered by the Registration Statement to be listed on the American Stock Exchange or other national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Common Stock is then permitted under the rules of such exchange or (ii) secure designation of all the Common Stock covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Common Stock on the Nasdaq National Market System; or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Common Stock;

          (j) Provide a transfer agent and registrar, which may be a single entity, for the Common Stock not later than the effective date of the Registration Statement;

          (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Common Stock to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the Investor may reasonably request; and

          (l) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Common
Stock pursuant to the Registration Statement.

     4. Obligations of the Investor. In connection with the registration of the Common Stock, the Investor shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Investor that the Investor shall furnish to the Company such information regarding itself and the intended method of disposition of the Common Stock held by it as shall be reasonably required to effect the registration of the Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the "Requested
Information"). For each day that the Requested Information is not received beginning five business days from the date of its request, the Company shall have the right to extend the period for filing set forth Section 2(a) hereof by one day.

          (b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

          (c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Investor will immediately discontinue disposition of Common Stock pursuant to the Registration Statement until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice;

          (d) In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock.

     5. Expenses of Registration. All expenses (other than brokerage commissions or discounts) incurred in connection with registrations, filings or qualifications pursuant to
Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investor shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investor pursuant to Section 3(g) hereof.

     6.   Indemnification.

          (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Securities Act) for the Investor, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investor and each such underwriters or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Common Stock that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; (III) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and
(IV) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (b) By the Investor. In connection with any Registration Statement in which an Investor is participating, the Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (I) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or (II) the Investor's violation of Regulation M; and the Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Common Stock by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.


          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration
Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investor. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (e) Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6,
(ii) no seller of Common Stock guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Common Stock who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Common Stock shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Common Stock.

     7. Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration, until such time as the Investor has sold all the Common Stock pursuant to a Registration Statement or Rule 144, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities
Act and the Exchange Act; and

          (c) furnish to the Investor so long as the Investor owns Common Stock, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration. In addition, Investor shall continue to receive a monthly report from the Company.

     8. Assignment of the Registration Rights. The rights to have the Company register Common Stock pursuant to this Agreement may not be assigned unless the Company agrees to the assignment in writing.

     9. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment of waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

     10.  Miscellaneous.

          (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Common Stock, the company shall act upon the basis of instructions, notice or election received from the registered owner of such Common Stock.

          (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name in the Subscription Agreement, or at such other address as each such party furnishes by notice given in accordance with this
Section 10(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              nSTOR TECHNOLOGIES, INC.


By:__________________________________
     Mark Levy, Vice President
     Its: Vice President